Exhibit 10.1

PREFERRED STOCK REPURCHASE AND NOTE REPAYMENT AGREEMENT

This Preferred Stock Repurchase and Note Repayment Agreement, dated as of January 23, 2025 (this “Agreement”), is entered into by and between RYVYL Inc., a Nevada corporation (the “Company”), and ___________ , a company organized under the laws of the Cayman Islands (the “Investor”).

WHEREAS, on November 8, 2021, the Investor made a convertible loan to the Company, pursuant to a Securities Purchase Agreement, dated as of November 2, 2021 (the “Note SPA”), and pursuant to which the Company issued to the Investor an 8% Senior Convertible Note in the original principal amount of $100 Million (the “Note”) and also entered into (i) an Indenture with Wilmington Savings Fund Society FSB, as trustee (the “Trustee”), dated November 2, 2021 (the “Indenture”) and (ii) a First Supplemental Indenture dated November 2, 2021, with the Trustee (the “Supplemental Indenture”), both in connection with the Note; and

WHEREAS, on July 25, 2023, the Parties entered into an Exchange Agreement (the “Initial Exchange Agreement”), pursuant to which a portion of the outstanding indebtedness under the Note was converted into shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Shares”), and which was amended by Amendment No. 1 to Exchange Agreement, dated as of August 18, 2023, and by Amendment No. 2 to Exchange Agreement, dated as of August 25, 2023; and

WHEREAS, on November 29, 2023, the Parties entered into a second Exchange Agreement (the “Second Exchange Agreement”, and together with the Initial Exchange Agreement, the “Exchange Agreements”), pursuant to which, among other things, all of the Investor’s Series A Preferred Shares were exchanged for 55,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Shares”); and

WHEREAS, as of the date of this Agreement, the outstanding principal amount of the Note plus accrued and unpaid interest is equal to $18,385,400 and the Investor owns 53,099 Series B Preferred Shares; and

WHEREAS, in consideration for the payment of a total of $17,000,000 by the Company to the Investor ($17,050,000 in the event of an extension to the First Tranche Payment Due Date, as described in this Agreement), the entire outstanding principal balance of the Note, and all accrued and unpaid interest thereon, shall be deemed to have been paid, in full, and the Company also shall repurchase from the Investor, and the Investor shall sell to the Company, all 53,099 outstanding Series B Preferred Shares owned by the Investor (the Series B Preferred Shares to be sold hereunder, the “Shares”) in the manner and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises set forth in this Agreement and other valuable consideration, the receipt and sufficiency of which the parties to this Agreement hereby acknowledge, and upon the terms and subject to the conditions of this Agreement, the parties agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used herein but not defined elsewhere in this Agreement shall have the meanings ascribed below.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that:

(a) no securityholder of the Company shall be deemed to be an Affiliate of any other securityholder solely by reason of any investment in the Company,

(b) no portfolio company in which the Investor or any of its Affiliates have an investment shall be deemed an Affiliate of the Investor or any of its Affiliates, and

(c) the Company, its Subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of the Investor or any of its Affiliates.

For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the initial paragraph.

“Board” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Certificate” means that certain Certificate of Designation of the Series B Preferred Shares.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value, $0.001 per share of the Company.

“Company” has the meaning set forth in the initial paragraph.

“Company Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the Transactions, (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement or (iv) any event, change, occurrence, state of facts, development, circumstance or condition that, individually or in the aggregate, would, or would reasonably be expected to, prevent or delay any of the Transactions.

“Financing” means the financing secured by the Company for the purpose of making the First Tranche Payment.

“First Closing” has the meaning set forth in Section 4.1(a).

“First Closing Date” has the meaning set forth in Section 4.1(a).

“First Tranche Payment” means $13,000,000.

“First Tranche Payment Due Date” means the earlier of (i) 48 hours after receipt of funds pursuant to the Financing and (ii) January 27, 2025 (provided that such date may be extended to February 3, 2025, at the sole option of the Company, in consideration for the payment of $50,000, as provided in this Agreement.

“Governmental Authority” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indenture” has the meaning set forth in the recitals.

“Investor” has the meaning set forth in the initial paragraph.

“Investor Material Adverse Effect” means, with respect to the Investor and its Subsidiaries, any event, change, occurrence, state of facts, development, circumstance or condition that, individually or in the aggregate, would, or would reasonably be expected to, prevent or delay of any of the Transactions.

“Judgments” has the meaning set forth in Section 5.3(c).

“MNPI” means material non-public information.

“Note” has the meaning set forth in the recitals.

“Note SPA” has the meaning set forth in the recitals.

“Partial Note Repayment” has the meaning set forth in Section 2(a).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

“Remaining Note Balance Repayment” has the meaning set forth in Section 2(b).

“Repurchase” has the meaning set forth in Section 3.

“Second Closing” has the meaning set forth in Section 4.1(b).

“Second Closing Date” has the meaning set forth in Section 4.1(b).

“Second Tranche Payment” means $4,000,000 ($4,050,000 in the event of an extension to the First Tranche Payment Due Date, as provided in this Agreement).

“Second Tranche Payment Due Date” means April 30, 2025.

“Series A Preferred Shares” has the meaning set forth in the recitals.

“Subsidiary” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

“Trading Day” shall have the meaning as set forth in the Note.

“Trustee” has the meaning set forth in the recitals.

2. Repayment of Note.

(a) Subject to the terms and conditions of this Agreement, at the First Closing, and subject to the delivery of all applicable deliverables as set forth in Section 4.2 below (i) by the Investor to the Company at the First Closing, as provided in Section 4.2(a) hereafter and (ii) by the Company to the Investor at the First Closing, as provided in Section 4.2(b) hereafter, including payment of the First Tranche Payment, in full, the outstanding principal balance of the Note, and all accrued and unpaid interest thereon, shall be reduced to $4,000,000 ($4,050,000 in the event of an extension to the First Tranche Payment Due Date, as provided in this Agreement) and the maturity date of the Note shall be advanced to April 30, 2025 (the “Partial Note Repayment”).

(b) Subject to the terms and conditions of this Agreement, at the Second Closing, and subject to the delivery of all applicable deliverables as set forth in Section 4.2 below (i) by the Investor to the Company at the Second Closing, as provided in Section 4.2(c) hereafter and (ii) by the Company to the Investor at the Second Closing, as provided in Section 4.2(d) hereafter, including payment of the Second Tranche Payment, the remaining outstanding principal balance of the Note shall be deemed to have been be repaid, in full, the Note shall be cancelled on the books and records of the Company and the Indenture and Supplemental Indenture shall also be terminated (the “Remaining Note Balance Repayment”).

3. Repurchase of Shares. Subject to the terms and conditions of this Agreement, at the First Closing, and subject to the delivery of all applicable deliverables (i) by the Investor to the Company at the First Closing, as provided in Section 4.2(a) and (ii) by the Company to the Investor at the First Closing, as provided in Section 4.2(b) hereafter, including payment of the First Tranche Payment, in full, the Investor shall sell to the Company all of the Shares free and clear of any and all liens (other than those imposed under the Certificate or applicable securities laws), and the Company shall repurchase from the Investor, all of the Investor’s rights, title and interests in and to the Shares free and clear of any and all liens (other than those imposed under the Certificate or applicable securities laws) (the “Repurchase”).

4. Closings.

4.1 Time of Closings.

(a) First Closing. The closing of the Partial Note Repayment and the Repurchase (the “First Closing”) shall take place telephonically and through the mutual exchange via electronic means of executed copies of documents (including in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document) on a date mutually agreed to by the Company and the Investor, provided that such date shall not be later than First Tranche Payment Due Date, and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions in Section 8 hereafter applicable to the First Closing to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other time and place as the Company and the Investor mutually agree (such date, the “First Closing Date”).

(b) Second Closing. The closing of the Remaining Note Repayment (the “Second Closing”) shall take place telephonically and through the mutual exchange via electronic means of executed copies of documents (including in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document) on a date mutually agreed to by the Company and the Investor, provided that such date shall not be later than the Second Tranche Payment Due Date, and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions in Section 8 hereafter applicable to the Second Closing to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Second Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other time and place as the Company and the Investor mutually agree (such date, the “Second Closing Date”).

4.2 Closing Deliverables. Subject to the terms and conditions contained herein:

First Closing:

(a) At the First Closing, the Investor shall deliver or cause to be delivered to the Company a duly completed Internal Revenue Service Form W-9 executed by the Investor;

(b) At the First Closing, the Company shall deliver to the Investor:

(i) the First Tranche Payment;

(ii) the Legal Fee Amount (as defined below);

(iii)         the certificate of the Company that Section 8.1(d) requires.

Second Closing:

(c) At the Second Closing, the Investor shall deliver or cause to be delivered to the Company the Note for cancellation (or a lost note affidavit, in form and substance reasonably satisfactory to the Company:

(d) At the Second Closing, the Company shall deliver to the Investor:

(i) the Second Tranche Payment; and

(ii) the certificate of the Company that Section 8.1(d) requires.

5. Representations of the Company. The Company hereby represents and warrants to the Investor that:

5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the conduct of its business requires licensing or qualification, except where failure to so qualify would not have a Company Material Adverse Effect.

5.2 Authority. The Company has the corporate power and authority to execute, deliver and perform this Agreement and to carry out its obligations pursuant to this Agreement. The Company’s execution, delivery and performance of this Agreement and the consummation of the transactions that this Agreement contemplates have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly and validly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Investor, this Agreement constitutes (and each of the other documents to which the Company is or will be a party when executed and delivered, will constitute) a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

5.3 No Conflicts. None of the Company’s execution and delivery of this Agreement, nor the Company’s consummation of the transactions that this Agreement contemplates, will :

(a) conflict with or violate any provision of the Company’s Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws; or

(b) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default), result in the termination of or a right of termination or cancellation, or result in the loss of any benefit or require a payment or incur a penalty under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except as would not reasonably be expected to have a Company Material Adverse Effect, after giving effect to the transactions that this Agreement contemplates; or

(c) violate any law or any judgment, ruling, order, writ, injunction or decree (collectively, “Judgments”) applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets.

5.4 Governmental Approvals. Except for the securities or blue sky laws of various states or filings required by or compliance with federal securities laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the Company’s execution and delivery of this Agreement, the Company’s performance of its obligations under this Agreement and the Company’s consummation of the transactions that this Agreement contemplates, other than any of those consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given.

5.5 Actions. As of the date of this Agreement, there is no action, suit, investigation or proceeding, governmental, regulatory or otherwise by or before any court or other Governmental Authority, pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries that would reasonably be expected to prevent the transactions that this Agreement contemplates.

5.6 No Other Representations or Warranties. Except for the representations and warranties that Section 6 expressly sets forth and those in any certificate delivered in connection with this Agreement, the Company acknowledges that no Person, including the Investor:

(a) has made or is making any other express or implied representation or warranty with respect to the Investor or its businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its representatives or any information the Company or any of its representatives develops; or

(b) will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its representatives, or the use by the Company or any of its representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its representatives.

The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim in this Section 5.6 relating to the foregoing matters.

5.7 No Brokers. Neither the Company nor any of its Subsidiaries is bound by or subject to any Contract with any Person that will result in the Investor being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the consummation of any of the transactions contemplated under this Agreement.

6. Representations of the Investor. The Investor hereby represents and warrants to the Company that:

6.1 Ownership of Shares. The Investor is the beneficial and record owner of 53,099 Series B Preferred Shares. The Investor owns the Shares free and clear of any and all liens (other than those imposed under the Certificate or applicable securities laws), and, at the First Closing, the Investor will deliver to the Company the Shares free and clear of liens (other than those imposed under the Certificate or applicable securities laws). The Investor has not granted any rights to purchase the Shares to any other Person. The Investor has the sole right to transfer the Shares to the Company. The Shares constitute all of the Series B Preferred Shares owned it, and the Investor does no beneficially own any options, warrants or other securities exercisable for, or convertible into, Series B Preferred Shares.

6.2 No Assignment of Note. The Investor is the sole owner of the Note and has not assigned the Note or any of its rights thereunder to any other Person and has the sole right to payment of any and all outstanding amounts due and payable under the Note.

6.3 Authority. The Investor has the corporate or other power and authority to execute, deliver and perform this Agreement and to carry out its obligations under this Agreement. The Investor’s execution, delivery and performance of this Agreement and the consummation of the transactions that this Agreement contemplates have been duly authorized by all requisite corporate action on the part of the Investor. The Investor has duly and validly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes (and each of the other documents to which the Investor is or will be a party when executed and delivered, will constitute) a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

6.4 No Conflict. The Investor’s execution, delivery and performance of this Agreement, and the consummation of the transactions that this Agreement contemplates, will not:

(a) conflict with or violate any provision of its organizational documents;

(b) violate any law or Judgment applicable to the Investor or any Subsidiary of the Investor or any of the Investor’s properties or assets, except as would not reasonably be expected to have an Investor Material Adverse Effect; or

(c) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default), result in the termination of or a right of termination or cancellation, or result in the loss of any benefit or require a payment or incur a penalty, in each case, under any of the terms or provisions of any Contract to which the Investor or any of its Subsidiaries is a party or accelerate the Investor’s or, if applicable, any of its Subsidiaries’ obligations under any Contract, except as would not reasonably be expected to have an Investor Material Adverse Effect.

6.5 Governmental Approvals. Except for the securities or blue sky laws of the various states or filings required by or compliance with federal securities laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the Investor’s execution and delivery of this Agreement, the Investor’s performance of its obligations under this Agreement and the Investor’s consummation of the transactions that this Agreement contemplates.

6.6 Actions. As of the date of this Agreement, there is no action, suit, investigation or proceeding, governmental, regulatory or otherwise by or before any court or other Governmental Authority, pending or, to the knowledge of the Investor, threatened, against the Investor that would reasonably be expected to have an Investor Material Adverse Effect.

6.7 Tax Liability. The Investor has reviewed with its own Tax advisors the U.S. federal, state and local and foreign Tax consequences of the transactions that this Agreement contemplates. The Investor has relied solely on its advisors and not on any statements or representations of the Company or any of its agents regarding Tax consequences the Investor that may result from the transactions that this Agreement contemplates. The Investor confirms that it (and not the Company) shall be responsible for any Tax liability of the Investor that may arise as a result of the transactions that this Agreement contemplates. For the avoidance of doubt, any excise tax imposed with respect to the Repurchase under Section 4501 of the Code shall be treated as a Tax liability of the Company, and not a Tax liability of the Investor.

6.8 Independent Review. The Investor acknowledges (for itself and on behalf of its Affiliates and representatives) that it has conducted, to its satisfaction, its own independent investigation with such investment, legal, Tax, accounting and other advisers as it deemed necessary of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the transactions that this Agreement contemplates, including the Investor’s sale of the Shares. The Investor and its representatives have relied exclusively on the results of their own independent investigation without reliance on any representation or warranty of the Company other than those contained in Section 5 of this Agreement or any advice from the Company.

6.9 No Brokers. Neither the Investor nor any of its Subsidiaries or Affiliates is bound by or subject to any Contract with any Person that will result in the Company being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the consummation of any of the transactions contemplated under this Agreement.

7. Covenants.

7.1 Covenants and Agreements of the Investor. The Investor covenants and agrees as follows:

(a)    Subject to the provisions of Section 7.1(b) hereafter, until the First Closing Date, the Investor will not submit any conversion notices under the Note or for conversion of the Series B Preferred Shares, unless the dollar volume of the shares of Common Stock traded on the Trading Day on which conversion notice is submitted exceeds $500,000.

(b)    Until the First Closing Date, Investor will be permitted to convert an amount, in one or more conversions, not in excess of $400,000, in the aggregate, of Series B Preferred Shares (which amount shall automatically be increased to $500,000 if the First Tranche Payment Date is extended, as provided in this Agreement), which shall be incrementally increased by $100,000 for each $5,000,000 of trading volume on the date of conversion

(c)    From the First Closing Date until the earlier of (i) the Second Closing Date or the Second Tranche Payment Due Date, the Investor will not convert any of the outstanding balance of the Note.

(d)    As long as the proceeds of the Financing are used to pay the First Tranche Payment, the Investor waives any consent that may be required to the Company’s entering into the Financing and also agrees to any amendment to the Note which is required for a pledge, assignment or transfer of any assets or securities of the Company or any of its Subsidiaries and/or any amendment or other action required under the terms of the Indenture to permit any such pledge, assignment or transfer of any assets or securities of the Company or any of its Subsidiaries.

(e)    The Investor acknowledges and agrees that it may be a condition to the Company’s securing the Financing that a fully-executed version of this Agreement be provided to the Financing source. The Investor agrees that if so required, the Company shall be permitted to provide a fully-executed version of this Agreement to the Financing source.

7.2 No Material Non-Public Information.  Nothing in this Agreement, including, without limitation, the transactions contemplated hereby, constitutes material non-public information.  As of the time of execution of this Agreement, the Investor is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed.  The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the time of execution of this Agreement without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor after the time of execution of this Agreement without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.  Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, without the written prior approval of the other party; provided, however, the Company shall be entitled, without the prior approval of the Investor, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with a Current Report on Form 8-K describing the applicable terms of the transactions contemplated thereby in the form required by the Securities Exchange Act of 1934 , as amended and attaching the applicable forms of as exhibits to such filing (including all attachments, the “8-K Filing”) and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

7.3 Temporary Waiver of Certain Covenants. From the First Closing Date until the Second Closing Date, the Investor will temporarily waive (i) the prohibition against the Company’s issuing any additional securities that would cause a breach or default under the Note, pursuant to Section 4(m) of the Note SPA and (ii) dilutive issuances, pursuant to Section 4(r) of the SPA; in each case, solely with respect to a single offering of securities that are used to repay, in full, the Note. In the event that the Second Closing has not occurred on or before the Second Tranche Payment Due Date, the temporary waiver of such covenants shall terminate and all terms of the Note, including such covenants shall be reinstated.

7.4 Temporary Non-accrual of Interest; No Payments Due under Note until Maturity Date. From the First Closing Date until the Second Closing Date, no interest will accrue on the outstanding balance of the Note. In the event that the Second Closing has not occurred on or before the Second Tranche Payment Due Date, interest will be deemed to have accrued commencing as of the First Closing Date and shall continue thereafter in accordance with the terms of the Note. In addition, subject to payment of the First Tranche Payment, no additional payments are owed, pursuant to the Note, unless the Second Tranche Payment is not made on or before April 30, 2025, in which case interest will become due and payable again.

7.5 Public Announcements. Except as may be required by applicable law, no party shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions that this Agreement contemplates (other than in conformity with the 8-K Filing), without prior consultation with the other parties as to the timing and contents of any announcement or communications; provided, that nothing contained in this Agreement shall prevent any party from promptly making all filings with any Governmental Authority or disclosures with the trading market, if any, on which the Company’s Common Stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions that this Agreement contemplates, in each case following a reasonable opportunity to review and comment by the other party.

8. Conditions to Closing.

8.1 Conditions to the Investor’s Obligations. The obligations of the Investor to consummate the transactions that this Agreement contemplates to be consummated at the Closing is subject to the satisfaction of the following conditions, any of which may be waived in writing by the Investor.

(a) No Judgments. No temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable law shall be in effect enjoining or otherwise prohibiting consummation of the transactions to be consummated on the applicable Closing Date.

(b) Representations and Warranties and Covenants of the Company. The representations and warranties of the Company set forth in Section 5 shall be true and correct in all material respects (other than such representations qualified by materiality or Company Material Adverse Effect, which shall be true and correct in all respects ), in each case, as of the date of this Agreement and as of the applicable Closing as though made on and as of that date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case the representation and warranty shall be true and correct as of such earlier date).

(c) Performance of Obligations of the Company. The Company shall have performed, in all respects, all obligations that this Agreement requires to be performed by it on or prior to the applicable Closing Date.

(d) Delivery of a Certificate. The Company shall have delivered a certificate to the Investor, executed by any authorized officer of the Company as to the matters referred to in Sections 8.1(b) and 8.1(c).

8.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the transactions that this Agreement contemplates to be consummated at the applicable Closing is subject to the satisfaction of the following conditions, any of which may be waived in writing by the Company.

(a) No Judgments. No temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable law shall be in effect enjoining or otherwise prohibiting consummation of the transactions to be consummated on the applicable Closing Date.

(b) Representations and Warranties and Covenants of the Investor. The representations and warranties of the Investor set forth in Section 6 (other than Section 6.2 and Section 6.3) shall be true and correct in all material respects (other than such representations qualified by “materiality”, “Investor Material Adverse Effect” or words of similar import set forth therein, which shall be true and correct in all respects) as of the date of this Agreement and as of the applicable Closing as though made on and as of that date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). The representations and warranties of the Investor set forth in Section 6.2 shall be true and correct in all respects as of the date of this Agreement and as of the First Closing as though made on and as of that date. The representations and warranties of the Investor set forth in Section 6.3 shall be true and correct in all respects as of the date of this Agreement and as of the First Closing or the Second Closing, as applicable, as though made on and as of that date.

(c) Performance of the Obligations of the Investor. The Investor shall have performed, in all material respects, all obligations required by this Agreement to be performed by it on or prior to the applicable Closing Date.

9. Termination.

9.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the First Closing:

(a) by written agreement of the Company and the Investor;

(b) by either the Company, on the one hand, or the Investor, on the other hand, by giving written notice of the termination to the other party or parties if the First Closing shall not have occurred on or prior to First Tranche Payment Due Date, and the failure of the First Closing to occur is not caused by a breach of this Agreement by the party or parties seeking to terminate this Agreement pursuant to this Section 9.1(b).

9.2 In the event of any termination of this Agreement pursuant to this Section 9, this Agreement shall be terminated, and there shall be no further liability or obligation under this Agreement on the part of any party; provided, that nothing contained in this Agreement (including this sentence) will relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

10. Miscellaneous.

10.1 Survival. The covenants made in this Agreement that by their terms are to be performed following the applicable Closing (including the covenants, agreements and restrictions set forth in Section 7 and this Section 10) shall survive the applicable Closing and remain operative and in full force and effect until terminated in accordance with their respective terms. Regardless of any purported general termination of this Agreement, the provisions of Sections 9.2 and 10 shall remain operative and in full force and effect as between the Investor and the Company, unless the Investor and the Company execute a writing that expressly terminates such rights and obligations as between the Investor and the Company.

10.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document) and shall be given:

If to the Company:

RYVYL Inc.

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Attention: George Oliva

Email: george@ryvyl.com

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Scott M. Miller

Email: smiller@egsllp.com

If to Investor:

Attention:

Email:

with a copy to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention: Michael A. Adelstein

Email:  madelstein@kelleydrye.com

or such other address, email address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and the day is a Business Day; provided, that all electronic submissions shall be deemed received only upon confirmation of receipt. Otherwise, any notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

10.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, except with respect to any matters specifically relating to the issuance or exchange of the Company’s securities, which shall be governed by the Nevada Revised Statutes, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, the State of Nevada, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.4 Entire Agreement. This Agreement (together with the Exchange Documents (as defined in the Exchange Agreements) and the Transaction Documents (as defined in the Note SPA)) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

10.5 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, the amendment or waiver is in writing and is signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.6 Counterparts; E-Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart of this Agreement signed by all of the other parties. Until and unless each party has received a counterpart of this Agreement signed by the other parties, this Agreement shall have no effect, and no party shall have any right or obligation under this Agreement (whether by virtue of any other oral or written agreement or other communication). Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

10.7 Interpretation. The section headings contained in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement. Unless the context specifically requires to the contrary, when used in this Agreement:

(a) the words “include”, “includes” or “including” mean “including, without limitation”;

(b) the word “or” means “one or more of”;

(c) the word “party” means each of the Company and the Investor;

(d) references to a particular section shall refer to a section or subsection of this Agreement;

(e) references to a particular schedule or exhibit are references to the schedules or exhibits of this Agreement;

(f) references to the singular shall include the plural, and vice versa; and

(g) references to a particular gender shall include all genders as well unspecified genders.

10.8 Successors and Assigns. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties. Subject to the foregoing and except as provided in this Agreement, this Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

10.9 Severability. If a court of competent jurisdiction or other authority holds any term, provision, covenant or restriction of this Agreement to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions that this Agreement contemplates is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions that this Agreement contemplates be consummated as originally contemplated to the fullest extent possible.

10.10 Expenses. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Investor) in an aggregate non-accountable amount of $100,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

10.11 Remedies. Each party acknowledges the other parties would be irreparably damaged, and that money damages would not be an adequate remedy, if any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party shall be entitled, without proof of damages, to enforce any provision of this Agreement by a decree of specific performance and shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by the party.

10.12 Withholding. All payments and distributions under this Agreement shall be subject to withholding and backup withholding of tax to the extent required by applicable law, and amounts withheld, if any, shall be treated as received by the Investor. The Company shall notify Investor if it intends to withhold any amounts pursuant to this Section 10.12. The Company agrees that, so long as it receives a valid Internal Revenue Service Form W-9 from the Investor pursuant to Section 4.2(a)(iv) of this Agreement, it shall not withhold U.S. federal taxes from the payment made by the Company to the Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

RYVYL INC.

By: /s/ Fredi Nisan

       Name: Fredi Nisan

       Title: Chief Executive Officer

INVESTOR:

By:

       Name:

       Title:

[Signature Page to Preferred Stock Repurchase and Note Repayment Agreement]